EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Stock Option Award and the Inducement Restricted Stock Unit Award of Advanced Emissions Solutions, Inc. of our report dated 19 October 2022, with respect to the consolidated financial statements of Arq Limited included in Amendment No.1 to the Current Report on Form 8-K/A dated 2 March 2023 of Advanced Emissions Solutions, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, United Kingdom
25 July 2023